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                                                                    EXHIBIT 2.8
                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


        THIS FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER ("this Amendment") is made and entered into as of September 8, 1997, among THE JOSEPH STEVENS GROUP, LLC (the "Selling Shareholder"), THE JOSEPH STEVENS GROUP, INC. ("Stevens"), and 800 TRAVEL SYSTEMS, INC. ("Travel Systems").

                              Background Statement

        (A) The parties hereto are parties to that certain Amended and Restated Agreement and Plan of Merger dated as of November 11, 1996, pursuant to which Stevens will merge with and into Travel Systems, all in accordance with, and subject to, the terms and conditions therein set forth (the "Merger Agreement");

        (B) The parties now wish to amend the Merger Agreement as set forth in this Amendment; and

        (C) All capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Merger Agreement, unless otherwise indicated herein.

                                   Agreement

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, each intending to be legally bound hereby, agree as follows:

        1. Amendments to Article III. The parties hereby amend the provisions of Paragraph 2 of Article III of the Merger Agreement as follows:
First, by changing the number "300,000" to "383,333" and by changing the number "$1,500,000" to "$1,916,665," so that, after
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such changes, the provisions of said Paragraph 2 shall read as follows;

          2. Number of Shares to be Issued. At the Effective Time, the parties agree that Travel System shall issue and deliver to the Selling Shareholder the greater of (i) 383,333 shares of Travel Stock or (ii) that number of shares of Travel Stock having an aggregate value of $1,916,665, using the IPO Opening Price (defined in Article IX below) in calculating the per share value of the Travel Stock at the Effective Time (as applicable, the "Initial Travel Shares").

     2. Amendment to Article VIII. The parties hereby amend the provisions of Paragraph 4 of Article VIII of the Merger Agreement by deleting therefrom the dates and amounts appearing under the columns entitled "Payment Date" and "Amount" and inserting therein (in lieu of such deleted dates and amounts) the following:

          Payment Date                            Amount
          ------------                            -------
          May 30, 1997                            $50,000
          June 13, 1997                           $10,000
          September ___,1997                      $36,000
                                                  -------
               Total                              $96,000
                                                  =======

         Delivery of the September 1997 payment will be made via Federal Express for actual delivery to the Selling Shareholder on the next business day after the specified due date. Of such $96,000 amount, $75,000 shall reduce the amount of the note described in Article XV of the Merger Agreement as therein set forth.

     3. Amendments to Article IX. The parties hereby amend the provisions of Paragraph l(b) of Article IX of the Merger Agreement by changing the date "August 31" (which appears on the sixth and the tenth lines thereof) to "October 31," and by adding the



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following new Paragraph 1(c) at the end of said Paragraph 1(b) and immediately before Paragraph 2 of the Merger Agreement:

                (c) Extension Fee. In consideration for extending the IPO Deadline to October 31, 1997, Travel Systems hereby agrees to pay to the Selling Shareholder a one-time fee in the amount of $25,000, such amount to be paid by Travel Systems to the Selling Shareholder on or before September 24, 1997, if such fee is not paid by Travel Systems on or before September 24, 1997, then the amount of such fee shall increase automatically to $50,000 and such fee shall be due and payable to the Selling Shareholder on September 25, 1997. Delivery of the September 24, 1997 payment will be made via FedEx for actual delivery on September 25, 1997. Such payment shall not reduce the amount of the note described in Article XV of the Merger Agreement.

        4.      Amendment to Article XII.

        The parties hereby further amend the Merger Agreement by deleting therefrom the provisions of Paragraph 3 of Article XII thereof and substituting in lieu thereof the following provisions:

                3.      Transfer Restrictions.

                        (a) The Selling Shareholder hereby agrees that a block of 300,000 shares of the Initial Travel Shares (together with any shares over 383,333 shares issued under the provisions of Article III, Section 2(ii) hereof, the "First Block") shall be subject to the following transfer restrictions (which restrictions shall be expressly set forth in a legend on each certificate representing all or any part of the First Block of the Initial Travel Shares):

                        (i) During the first 30-day period immediately following the closing date of the Merger (the "First Month"), all shares comprising the First Block shall be non-transferable;

                        (ii) During the consecutive 11-month period immediately following the expiration of the First Month (the "First Year"), the Selling Shareholder may sell, transfer or convey up to 4,546 shares of the First Block per month in bonafide arm's length transactions for cash only (and if,




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                 during any such month, the actual number of such shares sold, transferred or conveyed by the Selling Shareholder is less than 4,546, the difference thereof may be carried forward and added to the minimum number of shares of the First Block that may be sold by the Selling Shareholder in any subsequent month, without regard to the restrictions set forth herein);

         (iii) During the consecutive 12-month period immediately following the expiration of the First Year (the "Second Year"), the Selling Shareholder may sell, transfer or convey up to 20,833 shares of the First Block per month in bonafide arm's length transactions for cash only (and if, during any such month, the actual number of such shares sold, transferred or conveyed by the Selling Shareholder is less than 20,833, the difference thereof may be carried-forward and added to the minimum number of shares of the First Block that may be sold by the Selling Shareholder in any subsequent month, without regard to the restrictions set forth herein); and

         (iv) There shall be no transfer restrictions imposed upon the shares comprising the First Block under the terms hereof after the expiration the Second Year.

     Provided, however, that if any shares over 383,333 shares are issued under the provisions of Article III, Section 2(ii) hereof, then 17% of such additional shares may be sold in equal monthly installments over the 11-month period described above in Article XII, Section 3(a)(ii) as therein provided, and 83% of such additional shares may be sold in equal monthly installments over the 12-month period described above in Article XII,
     Section 3(a)(iii) as therein provided. Provided, further, however, that trades of shares comprising the First Block not effectuated on an exchange shall not be subject to the limitations of this Article XII, Section 3(a), so long as such shares are subject to the same limitations set forth herein while in the hands of any transferee(s) of such shares, and each such transferee agrees with Travel Systems to be bound thereby, pursuant to a written acknowledgment (on a form prescribed by Travel Systems) executed and delivered by such transferee to Travel System concurrently with or prior to such transfer.



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        Provided, further, however, that the Selling Shareholder may exceed the volume transfer restrictions imposed under this Section with, and only with, the prior written consent of Travel Systems, which consent may not be unreasonably withheld. The parties hereto, in determining the reasonableness of a consent, shall examine average daily trading volumes and price fluctuations created by certain volume trades. Travel Systems shall use its best efforts to remove a legend from stock certificates to facilitate the expeditious sale of stock under this
        Article XIII, Section 3(a).

                (b) The Selling Shareholder hereby further agrees that a block of 83,333 shares of the Initial Travel Shares (the "Second Block") shall be subject to the following transfer restrictions (which restrictions shall be expressly set forth in a legend on each certificate representing all or any part of the Second Block of the Initial Travel Shares):

                (i) During the first 90-day period immediately following the closing date of the Merger (the "90-Day Period"), all shares comprising the Second Block shall be non-transferable;

                (ii) Subject to subpart (iv) below of this Section, during the consecutive seven-month period immediately following the expiration of the 90-Day Period, the Selling Shareholder may sell, transfer or convey up to 11,905 shares of the Second Block per month (and if, during amy such month, the actual number of such shares sold, transferred or conveyed by the Selling Shareholder is less than 11,905, the difference thereof may be carried forward and added to the minimum number of shares of the Second Block that may be sold by the Selling Shareholder in any subsequent month, without regard to the restrictions set forth herein);

                (iii) Subject to subpart (iv) below of this Section, there shall be no transfer restrictions imposed upon the shares comprising the Second Block under the terms hereof after the expiration of the seven-month period described above in Article XII, Section 3(b) (ii); and


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                 (iv)    The Selling Shareholder hereby agrees that the sale
                         on any exchange of any or all of the shares comprising the Second Block shall be brokered exclusively by and through Joseph Steven & Co., New York, New York, at its customary rates and charges for similar transactions.

            Provided, however, that trades of shares comprising the Second Block not effectuated on an exchange shall not be subject to the limitations of this Article XII, Section 3(b), so long as such shares are subject to the same limitations set forth herein while in the hands of any transferee(s) of such shares, and each such transferee agrees with Travel Systems to be bound thereby, pursuant to a written acknowledgment (on a form prescribed by Travel Systems) executed and delivered by such transferee to Travel Systems concurrently with or prior to such transfer. Provided, further, however, that the Selling Shareholder may exceed the volume transfer limitations imposed under this Section with, and only with, the prior written consent of Travel Systems, which consent may be granted or denied in the sole and absolute discretion of Travel Systems.

        5.  Amendment to Article XVI.

        The parties hereby amend the provisions of Paragraph 4 of Article XVI of the Merger Agreement by changing the name of the law firm of "Goode & Peterson, PLC" to "Goode, Peterson & Weintraub, PLC."

        6. Miscellaneous. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, both substantive and remedial, without giving effect to the principles of conflicts of law and choice of law thereof. The parties hereby ratify and confirm the Merger Agreement in all respects, except as otherwise specifically amended hereby.


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        IN WITNESS WHEREOF, the parties hereto have executed this Amendment, all as of the day and year first above written.

                                        THE JOSEPH STEVENS GROUP, LLC

                                        By:
                                           ------------------------------------
                                           Its:
                                               --------------------------------


                                        THE JOSEPH STEVENS GROUP, INC.

                                        By:
                                           ------------------------------------
                                           Its:
                                               --------------------------------

                                        800 TRAVEL SYSTEMS, INC.

                                        By:   MARK MASTRINI
                                           ------------------------------------
                                           Its:   President
                                                -------------------------------